Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 914-582-4187
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS SECOND QUARTER

FISCAL YEAR 2021 RESULTS

Generated $84 million of operating cash flow; free cash flow of $51 million

Total liquidity of $665 million including $271 million of cash on hand

PHILADELPHIA – January 28, 2021 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal second quarter ended December 31, 2020. For the quarter, the Company reported a net loss of $84.9 million, or $1.76 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.61 for the quarter.

“Our second quarter results reflect our continued emphasis on driving cash flow generation as we ended the second quarter with $665 million in total liquidity including $271 million in cash,” said Tony R. Thene, President and CEO of Carpenter Technology. “Over the last nine months, we have generated $214 million in free cash flow. We also moved quickly to implement targeted cost reduction initiatives and portfolio realignments that are delivering significant costs savings. We believe the combination of these strategic actions gives us increased flexibility and places us on solid ground to capitalize on demand patterns as market conditions normalize.”

“During the pandemic, we continued to strengthen our customer relationships. To that end, in the Aerospace and Defense end-use market, we have recently secured multiple, beneficial long-term contracts with key customers which further demonstrates the future outlook is strong. We are also well positioned to benefit from a recovery in the Medical end-use market as the supply chain gains confidence to meet pent up demand for elective procedures.

Overall, we believe end-use market conditions will gradually improve during the second half of fiscal year 2021 and are working hard to capitalize on the recovery.”

“Our core business is built upon over 130 years of advanced material development, production and expertise. We remain a critical supply chain partner today and have made strategic investments to build upon that position in the years to come. The addition of our hot strip mill will significantly strengthen our soft magnetic capabilities at a time when electrification is helping to shape the long-term profile of many of our end-use markets. We also have built an additive manufacturing platform focused on powder lifecycle management. These investments are a strategic extension of our core business and consistent with our mandate to deliver increasing value to our customers and our stakeholders.”

Financial Highlights

($ in millions)	Q2 FY2021	Q2 FY2020	Q1 FY2021
Net Sales	$348.8	$573.0	$353.3
Net Sales Excluding Surcharge Revenue (a)	$299.4	$471.2	$307.2
Operating (Loss) Income	$(89.0)	$55.0	$(48.8)
Adjusted Operating (Loss) Income Excluding Special Items (a)	$(32.3)	$57.3	$(30.9)
Net (Loss) Income	$(84.9)	$38.8	$(47.1)
Cash Provided from Operating Activities	$83.6	$21.8	$88.0
Free Cash Flow (a)	$51.0	$(34.5)	$62.6

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the second quarter of fiscal year 2021 were $348.8 million compared with $573.0 million in the second quarter of fiscal year 2020, a decrease of $224.2 million (negative 39 percent), on 33 percent lower volume. Net sales excluding surcharge were $299.4 million, a decrease of $171.8 million (negative 36 percent) from the same period a year ago.

Operating loss was $89.0 million compared to operating income of $55.0 million in the prior year period. Adjusted operating loss excluding special items was $32.3 million in the recent second quarter. Special items excluded from adjusted operating loss in the current quarter include a goodwill impairment charge of $52.8 million associated with the Company’s Additive reporting unit that is included in the Performance Engineered Products segment and $3.9 million of costs associated with COVID-19. These COVID-19 costs principally consist of direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure in the Company’s facilities.

Cash provided from operating activities in the second quarter of fiscal year 2021 was $83.6 million, compared to $21.8 million in the same quarter last year. Free cash flow in the second quarter of fiscal year 2021 was positive $51.0 million, compared to negative $34.5 million in the same quarter last year. The increases in operating cash flow and free cash flow primarily reflect the impact of inventory reduction in the current quarter partially offset by lower earnings relative to the same quarter a year ago. In addition, capital expenditures were $26.6 million in the second quarter of fiscal year 2021 compared to $46.7 million in the same quarter last year.

Total liquidity, including cash and available credit facility borrowings, was $665.4 million at the end of the second quarter of fiscal year 2021. This consisted of $271.4 million of cash and $394.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, January 28th at 10:00 a.m. ET, to discuss the financial results of operations for the second quarter of fiscal year 2021. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2020, Form 10-Q for the quarter ended September 30, 2020 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
NET SALES	$348.8	$573.0	$702.1	$1,158.4
Cost of sales	342.8	460.4	692.6	933.1

Gross profit	6.0	112.6	9.5	225.3

Selling, general and administrative expenses	42.2	55.3	84.5	108.2
Restructuring and asset impairment charges	—	2.3	10.0	2.3
Goodwill impairment	52.8	—	52.8	—

Operating (loss) income	(89.0)	55.0	(137.8)	114.8

Interest expense, net	(7.9)	(5.3)	(14.6)	(10.7)
Loss on debt extinguishment, net	—	—	(8.2)	—
Other income (expense), net	1.3	0.8	(1.1)	0.5

(Loss) income before income taxes	(95.6)	50.5	(161.7)	104.6
Income tax (benefit) expense	(10.7)	11.7	(29.7)	24.6

NET (LOSS) INCOME	$(84.9)	$38.8	$(132.0)	$80.0

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(1.76)	$0.80	$(2.74)	$1.65

Diluted	$(1.76)	$0.79	$(2.74)	$1.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.3	48.1	48.3	48.0

Diluted	48.3	48.5	48.3	48.4

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Six Months Ended December 31,
	2020	2019
OPERATING ACTIVITIES
Net (loss) income	$(132.0)	$80.0
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Loss on debt extinguishment, net	8.2	—
Depreciation and amortization	59.6	61.0
Non-cash restructuring and asset impairment charges	8.7	1.5
Deferred income taxes	(10.1)	5.5
Net pension expense	8.1	7.6
Goodwill impairment charge	52.8	—
Share-based compensation expense	5.4	8.5
Net loss on disposals of property, plant and equipment and assets held for sale	0.1	0.1
Changes in working capital and other:
Accounts receivable	64.2	5.0
Inventories	155.8	(108.2)
Other current assets	(26.8)	(12.9)
Accounts payable	(13.1)	(1.0)
Accrued liabilities	(3.1)	(17.1)
Pension plan contributions	(4.7)	(3.6)
Other postretirement plan contributions	(1.2)	(1.6)
Other, net	(0.3)	(2.2)

Net cash provided from operating activities	171.6	22.6

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(59.9)	(94.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.5	0.1
Proceeds from divestiture of business	20.0	—

Net cash used for investing activities	(38.4)	(94.2)

FINANCING ACTIVITIES
Credit agreement borrowings	—	114.6
Credit agreement repayments	—	(45.7)
Net change in short-term credit agreement borrowings	(170.0)	30.3
Proceeds from issuance of long-term debt, net of offering costs	395.5	—
Payments on long-term debt	(250.0)	—
Payments for debt extinguishment costs, net	(8.2)	—
Payments for debt issue costs	(1.1)	—
Dividends paid	(19.5)	(19.4)
Proceeds from stock options exercised	—	4.2
Withholding tax payments on share-based compensation awards	(2.2)	(7.7)

Net cash (used for) provided from financing activities	(55.5)	76.3

Effect of exchange rate changes on cash and cash equivalents	0.6	(1.8)

INCREASE IN CASH AND CASH EQUIVALENTS	78.3	2.9
Cash and cash equivalents at beginning of period	193.1	27.0

Cash and cash equivalents at end of period	$271.4	$29.9

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$271.4	$193.1
Accounts receivable, net	230.3	292.3
Inventories	565.1	724.3
Other current assets	85.8	56.6

Total current assets	1,152.6	1,266.3
Property, plant and equipment, net	1,326.1	1,351.1
Goodwill	241.4	290.4
Other intangibles, net	45.4	52.1
Deferred income taxes	5.1	4.9
Other assets	273.3	262.4

Total assets	$3,043.9	$3,227.2

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$—	$170.0
Accounts payable	108.4	124.2
Accrued liabilities	157.4	157.9

Total current liabilities	265.8	452.1
Long-term debt	694.0	551.8
Accrued pension liabilities	375.2	399.5
Accrued postretirement benefits	138.0	137.4
Deferred income taxes	127.5	130.2
Other liabilities	110.5	110.5

Total liabilities	1,711.0	1,781.5

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	317.0	321.4
Reinvested earnings	1,416.5	1,568.0
Common stock in treasury, at cost	(317.6)	(325.8)
Accumulated other comprehensive loss	(363.1)	(398.0)

Total stockholders’ equity	1,332.9	1,445.7

Total liabilities and stockholders’ equity	$3,043.9	$3,227.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Pounds sold (000):
Specialty Alloys Operations	38,602	56,564	81,970	116,606
Performance Engineered Products	1,534	3,424	2,998	6,674
Intersegment	(516)	(690)	(1,000)	(1,684)

Consolidated pounds sold	39,620	59,298	83,968	121,596

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$251.6	$382.5	$506.4	$775.7
Surcharge	48.8	100.5	94.7	198.4

Specialty Alloys Operations net sales	300.4	483.0	601.1	974.1

Performance Engineered Products
Net sales excluding surcharge	54.1	104.1	115.3	212.0
Surcharge	0.7	1.9	1.4	3.4

Performance Engineered Products net sales	54.8	106.0	116.7	215.4

Intersegment
Net sales excluding surcharge	(6.3)	(15.4)	(15.2)	(29.9)
Surcharge	(0.1)	(0.6)	(0.5)	(1.2)

Intersegment net sales	(6.4)	(16.0)	(15.7)	(31.1)

Consolidated net sales	$348.8	$573.0	$702.1	$1,158.4

Operating (Loss) Income:
Specialty Alloys Operations	$(11.6)	$76.3	$(30.2)	$157.3
Performance Engineered Products	(7.2)	0.4	(10.9)	(1.7)
Corporate (including restructuring, goodwill and asset impairment charges)	(70.6)	(21.9)	(97.1)	(41.0)
Intersegment	0.4	0.2	0.4	0.2

Consolidated (loss) operating income	$(89.0)	$55.0	$(137.8)	$114.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. Effective July 1, 2020, the Company’s Carpenter Powder Products business was merged into the Carpenter Additive business. The Amega West business was also part of the PEP segment however the business was divested during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE AND SPECIAL ITEMS	2020	2019	2020	2019
Net sales	$348.8	$573.0	$702.1	$1,158.4
Less: surcharge revenue	49.4	101.8	95.6	200.6

Net sales excluding surcharge revenue	$299.4	$471.2	$606.5	$957.8

Operating (loss) income	$(89.0)	$55.0	$(137.8)	$114.8
Special items:
Restructuring and asset impairment charges	—	2.3	10.0	2.3
Goodwill impairment	52.8	—	52.8	—
COVID-19 costs	3.9	—	11.8	—

Operating (loss) income	$(32.3)	$57.3	$(63.2)	$117.1

Operating margin	(25.5)%	9.6%	(19.6)%	9.9%

Adjusted operating margin excluding surcharge revenue and special items	(10.8)%	12.2%	(10.4)%	12.2%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding special items from operating margin is helpful in analyzing our operating performance, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three months ended December 31, 2020 as reported	$(95.6)	$10.7	$(84.9)	$(1.76)

Special items:
Goodwill impairment	52.8	(0.1)	52.7	1.09
COVID-19 costs	3.9	(0.9)	3.0	0.06

Three months ended December 31, 2020 as adjusted	$(38.9)	$9.7	$(29.2)	$(0.61)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the three months ended December 31, 2020.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three months ended December 31, 2019 as reported	$50.5	$(11.7)	$38.8	$0.79

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.04

Three months ended December 31, 2019 as adjusted	$52.8	$(12.2)	$40.6	$0.83

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.5 million for the three months ended December 31, 2019.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Six months ended December 31, 2020 as reported	$(161.7)	$29.7	$(132.0)	$(2.74)

Special items:
Loss on debt extinguishment, net	8.2	(2.0)	6.2	0.13
Goodwill impairment	52.8	(0.1)	52.7	1.09
Restructuring and asset impairment charges	10.0	(2.4)	7.6	0.16
COVID-19 costs	11.8	(3.5)	8.3	0.17

Six months ended December 31, 2020 as adjusted	$(78.9)	$21.7	$(57.2)	$(1.19)

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the six months ended December 31, 2020.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Six months ended December 31, 2019 as reported	$104.6	$(24.6)	$80.0	$1.64

Special item:
Restructuring charges	2.3	(0.5)	1.8	0.03

Six months ended December 31, 2019 as adjusted	$106.9	$(25.1)	$81.8	$1.67

*	Impact per diluted share calculated using weighted average common shares outstanding of 48.4 million for the six months ended December 31, 2019.

Management believes that (loss) earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended December 31,		Six Months Ended December 31,
FREE CASH FLOW	2020	2019	2020	2019
Net cash provided from operating activities	$83.6	$21.8	$171.6	$22.6
Purchases of property, plant, equipment and software	(26.6)	(46.7)	(59.9)	(94.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.5	0.1	1.5	0.1
Proceeds from divestiture of business	2.4	—	20.0	—
Dividends paid	(9.9)	(9.7)	(19.5)	(19.4)

Free cash flow	$51.0	$(34.5)	$113.7	$(91.0)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
NET SALES BY END-USE MARKET	2020	2019	2020	2019
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$148.5	$278.8	$296.0	$564.9
Medical	29.0	43.5	59.0	87.5
Transportation	25.8	30.6	50.2	63.6
Energy	17.7	26.9	39.0	59.9
Industrial and Consumer	56.3	63.9	119.4	124.1
Distribution	22.1	27.5	42.9	57.8

Total net sales excluding surcharge revenue	299.4	471.2	606.5	957.8

Surcharge revenue	49.4	101.8	95.6	200.6

Total net sales	$348.8	$573.0	$702.1	$1,158.4